CONSENT OF LEGAL ADVISOR TO BANK OF THE POTOMAC


    As legal counsel to Bank of the Potomac, we consent to the reference to our Firm under the caption "Legal Matters" in this Registration Statement.


                                        ODIN, FELDMAN & PITTLEMEN, P.C.



                                        By: /s/ David A. Lawrence
                                             David A. Lawrence
                                             Vice President


          Fairfax, Virginia
          January 17, 1995